Exhibit 3.1
CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF LIMITED PARTNERSHIP
of
UNIVERSAL COMPRESSION PARTNERS, L.P.
a Delaware limited partnership
(to be renamed EXTERRAN PARTNERS, L.P.)
          The undersigned, an authorized person of Universal Compression Partners, L.P. (the “Partnership”), a limited partnership organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, hereby certifies that:
1.	The name of the Company is Universal Compression Partners, L.P.

2.	The amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment changes the name of the Company to Exterran Partners, L.P.

3.	The Certificate of Limited Partnership is hereby amended by deleting the first article thereof and replacing in lieu thereof a new first article reading in its entirety as follows:
              “1. Name. The name of the limited partnership is “Exterran Partners, L.P.”.”
              IN WITNESS WHEREOF, the Company has caused this Certificate to be executed effective on the 20th day of August 2007.

UNIVERSAL COMPRESSION PARTNERS, L.P.

By:	UCO General Partner, L.P.,
its General Partner

By:	UCO GP, LLC,
its General Partner

By:	/s/ J. Michael Anderson

J. Michael Anderson
Senior Vice President